ARTICLES OF INCORPORATION

                                       OF

                            O'SHAUGHNESSY FUNDS, INC.


                                   ARTICLE I

          THE UNDERSIGNED, Valerie A. Zondorak, Esq., whose address is 919 Third Avenue, New York, New York 10169, being at least eighteen years of age, does hereby act as an incorporator, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations and with the intention of forming a corporation.

                                   ARTICLE II

                                      NAME

          The name of the corporation is O'Shaughnessy Funds, Inc. (herein called the "Corporation").

                                  ARTICLE III

                               PURPOSES AND POWERS

          The purpose or purposes for which the Corporation is formed, the powers, rights and privileges that the Corporation shall be authorized to exercise and enjoy, and the business or objects to be transacted, carried on and promoted by it are as follows:

          (1) To conduct and carry on the business of an investment company of the management type.

          (2) To hold, invest and reinvest its assets in securities, and in connection therewith to hold part or all of its assets in cash.

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          (3) To issue and sell shares of its own capital stock in such amounts and on such terms and conditions for such purposes and for such amount or kind of consideration now or hereafter permitted by the General Laws of the State of Maryland and by these Articles of Incorporation, as its Board of Directors may determine; provided, however, that the value of the consideration per share to be received by the Corporation upon the sale or other disposition of any shares of its capital stock shall not be less than the net asset value per share of such capital stock outstanding at the time of such event.

          (4) To exchange, classify, reclassify, change the designation of, convert, rename, redeem, purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote of consent of the stockholders of the Corporation) shares of its issued or unissued capital stock of any class or series, as its Board of Directors may determine, in any manner and to the extent now or hereafter permitted by the Investment Company Act of 1940, as amended (the "Investment Company Act"), the General Laws of the State of Maryland and by these Articles of Incorporation.

          (5) To do any and all such further acts or things and to exercise any and all such further powers or rights as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of all or any of the foregoing purposes or objects.

          The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force, and the enumeration of the foregoing purposes, powers, rights and privileges shall not be deemed to exclude any powers, rights or privileges so granted or conferred.


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                                   ARTICLE IV

                       PRINCIPAL OFFICE AND RESIDENT AGENT

          The post office address of the principal office of the Corporation within the State of Maryland is 32 South Street, Baltimore, Maryland 21202. The resident agent of the Corporation within the State of Maryland is The Corporation Trust Incorporated, whose address is 32 South Street, Baltimore, Maryland 21202.

                                    ARTICLE V

                                  CAPITAL STOCK

          (1) The total number of shares which the Corporation has authority to issue is one hundred billion (100,000,000,000) shares of common stock (par value $0.0001 per share), amounting in aggregate par value to ten million dollars ($10,000,000.00). All of such shares of common stock are initially classified into four separate series to be known as "O'Shaughnessy Cornerstone Value (TM) Fund," "O'Shaughnessy Cornerstone Growth(TM) Fund," "O'Shaughnessy Aggressive Growth Fund," and "O'Shaughnessy Dogs of the Market(TM) Fund." Each such series shall be divided initially as follows: O'Shaughnessy Cornerstone Value(TM) Fund shall consist of twenty-five billion (25,000,000,000) shares; O'Shaughnessy Cornerstone Growth(TM) Fund shall consist of twenty-five billion (25,000,000,000) shares, O'Shaughnessy Aggressive Growth Fund shall consist of twenty-five billion (25,000,000,000) shares, and O'Shaughnessy Dogs of the Market(TM) Fund shall consist of twenty-five billion (25,000,000,000) shares. All of the shares of each such series are initially classified as a single class.

          (2) The Board of Directors may classify and reclassify any unissued shares of stock (whether or not such shares have been previously classified or reclassified) into one or


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more additional or other classes or series as may be established from time to time by setting or changing in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of or rights to require redemption of such shares of stock and pursuant to such classification or reclassification to increase or decrease the number of authorized shares of any existing class or series.

          (3) The Board of Directors may classify and reclassify any issued shares of stock into one or more additional or other classes or series as may be established from time to time by setting or changing in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of or rights to require redemption of such shares of stock and pursuant to such classification or reclassification to increase or decrease the number of authorized shares of any existing class or series; provided, however, that any such classification or reclassification shall not substantially adversely affect the rights of holders of such issued shares. The Board's authority pursuant to this paragraph shall include, but not be limited to, the power to vary among all of the holders of a particular class or series (a) the length of times shares must be held prior to reclassification to shares of another class or series (the "Holding Period(s)"), (b) the manner in which the time for such Holding Period(s) is determined and (c) the class or series into which the particular class or series is being reclassified; provided, however, that, subject to the first sentence of this section, with respect to holders of the Corporation's shares issued on or after the date of the Corporation's first effective prospectus which sets forth Holding Period(s), the Holding Period(s), the manner in which the time for such Holding Period(s) is determined and the class or series into which the


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

particular class or series is being reclassified shall be disclosed in the Corporation's prospectus or statement of additional information in effect at the time such shares, which are the subject of the reclassification, were issued.

          (4) Each series of stock of the Corporation shall relate to a separate portfolio of investments. All shares of stock within each series shall be identical except that there may be variations among the different series, including, without limitation, as to the purchase price, determination of net asset value, designations, preferences, conversion or other rights, voting powers, restrictions, allocations of expenses, special and relative rights and limitations as to dividends and on liquidation, qualifications or terms or conditions of or rights to require redemption of such shares of stock.

          (5) Except as the Board of Directors otherwise may provide when classifying or reclassifying any shares of stock into separate series, all consideration received by the Corporation for the issue or sale of shares of stock of a particular series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds received thereon, including any proceeds derived from the sale, exchange or liquidation of such assets, any funds or payments derived from any reinvestment of such proceeds, and any assets, income, earnings, profits, and proceeds thereof, funds or payments that are not readily identifiable as belonging to any particular series ("General Assets") allocated to a series, shall constitute assets of that series, in contrast to other series (subject only to the rights of creditors) and are herein referred to as assets "belonging to" that series. Except as herein expressly provided, any General Assets shall be allocated by or under the supervision of the Board of Directors to and among any one or more of the series established and designated from time to time, in such manner and on such basis as the Board of Directors,


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in its sole discretion, deems fair and equitable. Such decisions by the Board of
Directors shall be final and conclusive.

          (6) The assets belonging to each series of stock shall be charged with the liabilities of the Corporation in respect of that series and with all expenses, costs, charges, and reserves attributable to that series. Such liabilities, expenses, costs, charges, and reserves, together with any liabilities, expenses, costs, charges, or reserves of the Corporation that are not readily identifiable as belonging to any particular series ("General Liabilities") allocated to that series, shall constitute the liabilities of that series, in contrast to other series, and are herein referred to as "belonging to" that series. Except as herein expressly provided, any General Liabilities shall be allocated by or under the supervision of the Board of Directors to and among any one or more of the series established and designated from time to time, in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable. Such decisions by the Board of Directors shall be final and conclusive.

          (7) Expenses related to the distribution of, and other identified expenses that should properly be allocated to, the shares of a particular class of stock of any series may be charged to and borne solely by such class and the bearing of expenses solely by a class of stock of any series may be appropriately reflected (in a manner determined by the Board of Directors) and cause differences in the net asset value attributable to, and the dividend, redemption and liquidation rights of, the shares of each class of stock of the series.

          (8) Unless otherwise expressly provided in the charter of the Corporation, including any Articles Supplementary thereto, the holders of each class or series of stock shall be entitled to dividends and distributions in such amounts and at such times as may be determined by the Board of Directors, and the dividends and distributions paid with respect to the various classes or series of stock may vary among such classes and series. Dividends and distributions with respect to


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

a series may be declared or paid only out of the net assets belonging to that series.

          (9) Unless otherwise expressly provided in the charter of the Corporation, including those matters set forth in Article III, Section 4 hereof and including any Articles Supplementary thereto, on each matter submitted to a vote of stockholders, each holder of a share of stock of the Corporation shall be entitled to one vote for each share standing in such holder's name on the books of the Corporation, irrespective of the class or series thereof, and all shares of all classes and series shall vote together as a single class; provided, however, that (a) as to any matter with respect to which a separate vote of any class or series is required by the Investment Company Act, or any rules, regulations or orders issued thereunder, or by the Maryland General Corporation Law, such requirement as to a separate vote by that class or series shall apply in lieu of a general vote of all classes and series as described above, (b) in the event that the separate vote requirements referred to in (a) above apply with respect to one or more classes or series, then, subject to paragraph (c) below, the shares of all other classes and series not entitled to a separate class vote shall vote as a single class, and (c) as to any matter which does not affect the interest of a particular class or series, such class or series shall not be entitled to any vote and only the holders of shares of the affected classes and series, if any, shall be entitled to vote.

          (10) Unless otherwise expressly provided in the charter of the Corporation, including any Articles Supplementary thereto, subject to compliance with the requirements of the Investment Company Act, the Board of Directors shall have the authority to provide that holders of shares of any class or series shall have the right to convert or exchange said shares


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

into shares of one or more other classes or series of shares in accordance with such requirements and procedures as may be established by the Board of Directors.

          (11) Unless otherwise expressly provided in the charter of the Corporation, including any Articles Supplementary thereto, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of all classes and series of stock of the Corporation shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation, to share ratably in the remaining net assets of the Corporation; provided, however, that so long as the stock of the Corporation shall be classified or reclassified into series, holders of any shares of stock within such series shall be entitled to share ratably (after taking into account any expenses attributable to any separate classes of such series) out of the assets belonging to such series.

          (12) Any reference to "shares," "stock" or "shares of stock" in these Articles of Incorporation shall be deemed to refer, unless the context otherwise requires, to the shares of each separate class and/or series. As used in the charter of the Corporation, the terms "Charter" and "Articles of Incorporation" shall mean and include these Articles of Incorporation as amended, supplemented and restated from time to time whether by Articles of Amendment, Articles Supplementary, Articles of Restatement or otherwise.

                                   ARTICLE VI

                                   REDEMPTION

          (1) Each holder of shares of stock of the Corporation shall be entitled to require the Corporation to redeem all or any part of the shares of stock of the Corporation standing in the name of such holder on the books of the Corporation, and all shares of stock issued by the Corporation shall be subject to redemption by the Corporation, at the redemption


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

price of such shares as in effect from time to time as may be determined by the Board of Directors of the Corporation in accordance with the provisions hereof, subject to the right of the Board of Directors of the Corporation to suspend the right of redemption of shares of stock of the Corporation or postpone the date of payment of such redemption price in accordance with the provisions of applicable law.

          (2) All shares of stock of the Corporation shall be redeemable at the option of the Corporation. The Board of Directors may by resolution from time to time authorize the Corporation to require the redemption of all or any part of the outstanding shares of any class or series upon such terms and conditions as the Board of Directors, in its discretion, shall deem advisable, and upon the sending of written notice thereof to each holder whose shares are to be redeemed.

          (3) The redemption price of shares of stock of the Corporation shall be the net asset value thereof as determined by the Board of Directors of the Corporation or under its direction from time to time in accordance with the provisions of applicable law, less such redemption or other charge, if any, as may be fixed by the Board of Directors of the Corporation. Payment of the redemption price shall be made by the Corporation at such time and in such manner as may be determined from time to time by the Board of Directors of the Corporation in accordance with the provisions of applicable law.

                                  ARTICLE VII

                              DETERMINATION BINDING

          Any determination made in good faith and, so far as accounting matters are involved, in accordance with accepted accounting practice by or pursuant to the direction of the Board of Directors, as to the amount of the assets, debts, obligations or liabilities of the


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Corporation (or of any class or series thereof), as to the amount of net income from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price of any security or other asset owned or held by the Corporation (or any series thereof), as to the number of shares of the Corporation (or any class or series thereof) outstanding, as to the estimated expense to the Corporation (or any class or series thereof) in connection with purchases of its shares, as to the ability to liquidate securities in an orderly fashion, or as to any other matters, including, but not limited to, those relating to the issue, sale, purchase and/or other acquisition or disposition of securities or shares of the Corporation (or any class or series thereof) shall be final and conclusive, and shall be binding upon the Corporation and all holders of its shares, past, present and future, and shares of the Corporation (and any class or series thereof) are issued and sold on the condition and understanding, evidenced by acceptance of certificates for such shares by, or confirmation of such shares being held for the account of, any shareholder, that any and all determinations shall be binding as aforesaid. No provision of these Articles of Incorporation shall be effective to require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the Investment Company Act, or any valid rule, regulation or order of the Securities and Exchange Commission thereunder.


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

                                  ARTICLE VIII

                     PROVISIONS FOR DEFINING AND REGULATING
                    CERTAIN POWERS OF THE CORPORATION AND OF
                         THE DIRECTORS AND STOCKHOLDERS

          In furtherance and not in limitation of the powers conferred by the laws of the State of Maryland the following provisions are hereby adopted for the purpose of defining and regulating the powers of the Corporation and of the directors and shareholders.

          (1) The Board of Directors of the Corporation is hereby empowered to authorize, without shareholder approval, the issuance and sale from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, in each case upon such terms and conditions and for such consideration as such Board of Directors may deem advisable, subject to such limitations as are contained in these Articles of Incorporation, the By-Laws of the Corporation, the laws of the State of Maryland, and the Investment Company Act.

          (2) The Corporation may issue fractional shares of stock, which shall carry proportionately to the respective fractions represented thereby all the rights of a whole share, including, without limitation, the right to vote and the right to receive dividends, provided, however, that the Corporation shall not be required to issue share certificates for such fractional shares.

          (3) No holder of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any shares of the stock of the Corporation or any other security of the Corporation which it may issue or sell (whether out of the number of shares authorized by the Articles of Incorporation, or out of any shares of the stock of the


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Corporation of any class or series acquired by it after the issue thereof, or otherwise) other than such right, if any, as the Board of Directors, in its discretion, may determine.

          (4) All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the charter and By-Laws of the Corporation.

          (5) Except as required by law, the holders of stock of the Corporation shall have only such right to inspect the records, documents, accounts and books of the Corporation as may be granted by the Board of Directors of the Corporation.

          (6) Notwithstanding any provisions of the Maryland General Corporation Law requiring a greater proportion than a majority of the votes of all classes or series of stock of the Corporation (or any class or series entitled to vote thereon as a separate class or series) to take or authorize any action, the Corporation is hereby authorized (subject to the requirements of the Investment Company Act, or any rules, regulations and orders issued thereunder) to take such action upon the concurrence of a majority of the aggregate number of shares of stock of the Corporation entitled to vote thereon (or a majority of the aggregate number of shares of a class or series entitled to vote thereon as a separate class or series).

          (7) The presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast shall constitute a quorum at any meeting of stockholders, except with respect to any matter which requires approval by a separate vote of one or more classes or series of stock, in which case the presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast by each class or series entitled to vote as a separate class or series shall constitute a quorum.

          (8) The Corporation reserves the right from time to time to amend, alter or repeal any provision of these Articles of Incorporation, including, without limitation, in any


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manner now or hereafter prescribed by statute, including any amendment which alters the contract rights, as expressly set forth in the charter, of any outstanding stock and substantially adversely affects the stockholder's rights, and all rights conferred upon stockholders herein are granted subject to this reservation

          (9) The Board of Directors may make, alter and repeal the By-Laws of the Corporation (without approval of stockholders), except as such power may otherwise be limited in the By-Laws.

          (10) The Board of Directors of the Corporation from time to time may change the Corporation's name, or change the name or other designation of any class or series of its stock, without the vote or consent of the stockholders of the Corporation, in any manner and to the extent now or hereafter permitted by the General Laws of the State of Maryland and by these Articles of Incorporation.

                                   ARTICLE IX

                   INDEMNIFICATION AND LIMITATION OF LIABILITY

          (1) Subject to any limitations imposed by the Investment Company Act, and to the maximum extent permitted by the General Laws of the State of Maryland from time to time in effect, the Corporation shall indemnify its currently acting and its former directors and officers, whether serving the Corporation or at its request any other entity, including the advance of expenses under the procedures and to the full extent permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions, and is expressly empowered to adopt, approve and amend from time to time by such By-Laws, resolutions or contracts implementing


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such provisions or such further indemnification arrangements as may be permitted by law. Neither the amendment nor repeal of this Article IX, nor the adoption or amendment of any other provision of these Articles of Incorporation or the By-Laws of the Corporation inconsistent with this Article, shall apply to or affect in any respect the rights of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment, repeal or adoption.

          (2) Subject to any limitation imposed by the Investment Company Act, to the maximum extent permitted by the General Laws of the State of Maryland from time to time in effect, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment of these Articles of Incorporation nor the repeal of any provision hereof, shall limit or eliminate the benefits provided to directors and officers under this provision in connection with any act or omission that occurred prior to such amendment or repeal.

          (3) Nothing in these Articles of Incorporation shall be construed to protect any director or officer of the Corporation against any liability to the Corporation or its shareholders to which such director or officer would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

                                    ARTICLE X

                                    DIRECTORS

          The number of directors of the Corporation shall be three (3), which number may be increased or decreased pursuant to the By-Laws of the Corporation, but shall never be less than the number prescribed by the Maryland General Corporation Law. The names of the


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persons who shall act as directors of the Corporation until the first annual meeting of shareholders or until their successors are duly elected and qualify are:

                               James O'Shaughnessy
                               Steven J. Paggioli
                                  Robin Berger

                                   ARTICLE XI

                               PERPETUAL EXISTENCE

          The duration of the Corporation shall be perpetual.

          IN WITNESS WHEREOF, the undersigned incorporator of O'Shaughnessy Funds, Inc. hereby executes the foregoing Articles of Incorporation, acknowledges the same to be her act and that to the best of her knowledge, the matters and facts set forth herein are true in all material respects and that this statement is made under the penalties of perjury.

          Dated: May 16, 1996.


                                              /s/ Valerie A. Zondorak
                                              ----------------------------------
                                              Valerie A. Zondorak



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
                            O'SHAUGHNESSY FUNDS, INC.

                              ARTICLES OF AMENDMENT

                        TO THE ARTICLES OF INCORPORATION

          O'Shaughnessy Funds, Inc., a Maryland corporation having its principal Maryland office c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202 (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The charter of the Corporation is hereby amended by these Articles of Amendment as follows:

                    In each instance in which the words "O'Shaughnessy Cornerstone Value(TM) Fund" and "O'Shaughnessy Cornerstone Growth(TM) Fund" appear in Article V of the Corporation's Articles of Incorporation, designating two of the Corporation's series of common stock, the letters "(TM)" shall be deleted and the names of these series hereinafter shall be designated "O'Shaughnessy Cornerstone Value Fund" and "O'Shaughnessy Cornerstone Growth Fund," respectively.

          SECOND: The foregoing amendment has been effected in the manner and by the vote required by the Corporation's charter and the laws of the State of Maryland. The amendment was approved by a majority of the entire Board of Directors of the Corporation; and at the time of approval by the Board of Directors there were no shares of stock of the Corporation entitled to vote on the matter either outstanding or subscribed for.

          THIRD: Except as amended hereby, the Corporation's charter shall remain in full force and effect.

          FOURTH: The authorized capital stock of the Corporation has not been increased by these Articles of Amendment.

          The President acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters set forth in these Articles of Amendment with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties for perjury.

          IN WITNESS WHEREOF, O'SHAUGHNESSY FUNDS, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its President, a duly authorized officer of the Corporation, and attested by its Secretary effective the 2nd day of July, 1996.

                                         O'SHAUGHNESSY FUNDS, INC.



                                         By:  /s/ James O'Shaughnessy
                                             -----------------------------------
                                             James O'Shaughnessy
                                             President

ATTEST:



/s/ Robin Berger
---------------------------------
Robin Berger
Secretary



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
                              ARTICLES OF AMENDMENT
                         TO ARTICLES OF INCORPORATION OF
                            O'SHAUGHNESSY FUNDS, INC.


          The undersigned officer of O'Shaughnessy Funds, Inc., a corporation duly organized and existing under the Maryland General Corporation Law (the "Corporation"), does hereby certify:

          FIRST: That Article II of the Corporation's Articles of Incorporation is hereby amended in its entirety to read as follows:

          The name of the corporation is Hennessy Mutual Funds, Inc. (herein called the "Corporation").

          SECOND: That Article V of the Corporation's Articles of Incorporation is hereby amended to change the designation of the series of the Corporation's common stock heretofore designated as "O'Shaughnessy Cornerstone Value Fund" to "Hennessy Cornerstone Value Fund" and to change the designation of the series of the Corporation's common stock heretofore designated as "O'Shaughnessy Cornerstone Growth Fund" to "Hennessy Cornerstone Growth Fund."

          THIRD: That the amendments to the Corporation's Articles of Incorporation (the "Amendments") were approved by a majority of the entire Board of Directors of the Corporation.

          FOURTH: That the Amendments are limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

          IN WITNESS WHEREOF, the undersigned officer of the Corporation who executed the foregoing Articles of Amendment hereby acknowledges the same to be his act and further acknowledges that, to the best of his knowledge, information and belief, the matters set forth herein are true in all material respects under the penalties for perjury.

          Dated this 30th day of June, 2000.

                                    O'SHAUGHNESSY FUNDS, INC.


                                    By:
                                       -----------------------------------------
                                       Neil J. Hennessy, President


                                    Attest:
                                           -------------------------------------
                                           Teresa M. Nilsen, Assistant Secretary